Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this amendment no. 1 to Registration Statement on Form S-4 (No. 333- 228997) of Union Acquisition Corp. of our report dated December 21, 2018 relating to the combined financial statements of Bioceres Inc Crop Business and Bioceres Semillas S.A., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Price Waterhouse & Co. S.R.L.

/s/ GABRIEL MARCELO PERRONE
Gabriel Marcelo Perrone
Partner

Rosario, Argentina
February 7, 2019